PRUDENTIAL TAX-FREE MONEY FUND, INC. Gateway Center Three,
                         9th Floor
                               100 Mulberry Street
                                Newark, NJ 07102
                                   February 24, 1997
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     RE:  Prudential Tax-Free Money Fund, Inc. File Nos. 2-64625 and 811-2927

Ladies and Gentlemen:

     On behalf of Prudential Tax-Free Money Fund, Inc. enclosed for filing under the Investment Company Act of 1940 are:

          (1)  One copy of Form 24f-2; and

          (2)  Opinion of counsel to the Fund.

     These documents have also been filed using the EDGAR system.

      If you have any questions relating to the foregoing, please call the undersigned at (201)367-7532.

     Please acknowledge receipt via EDGAR.


                                   Very truly yours,


                                   /s/Ellyn C. Vogin
                                   Ellyn C. Vogin Assistant Secretary

Enclosures













TFM-297.ltr